UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

NetREIT
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-34049	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 23, 2009, NetREIT (“Company”) completed the acquisition of The Rangewood Medical Office Building (“Rangewood”) located at 7560 Rangewood Drive, Colorado Springs, Colorado 80920 (“Property”) from the seller, Rangewood Investments, LLC and the Decelles Family Trust. Rangewood is a 3-story, Class A medical office building of approximately 18,222 square feet. The Property was constructed in 1998 and as of the date of the acquisition, was 92% leased with seven (7) tenants. The Property is located just north of Woodmen Road, between Academy Boulevard and Powers Boulevard.

The purchase price for the Property was $2,660,000. The Company paid the purchase price with $230,000 in cash and a $2,430,000 draw on a line of credit secured by other properties owned by the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: March 27, 2009

By: /s/ Kenneth Elsberry
Name: Kenneth Elsberry
Title: Chief Financial Officer